Exhibit 10(t)

THE TORO COMPANY
PERFORMANCE SHARE AWARD AGREEMENT

This Agreement is entered into as of                              by and between                                (“Employee” or “you”) and The Toro Company, a Delaware corporation (“Toro” or “we”), to set forth the terms and conditions of a Performance Share Award granted to you by the Compensation and Human Resources Committee of the Board of Directors of Toro (the “Committee”) pursuant to The Toro Company Performance Share Plan (the “Plan”).

1.             Performance Share Award. Toro hereby grants you                      Performance Shares (your “Maximum Potential Payout”) for Fiscal Years            to               (the “Award Term”), subject to the terms and conditions of this Agreement and of the Plan and to your consent to those terms and conditions.

a.             Performance Share Definition. A Performance Share is a right to receive one share of Toro Common Stock, par value $1.00 per share, and Preferred Share Purchase Rights attached thereto, (the “Common Stock”), contingent on the achievement of Performance Goals.

b.             Performance Goal Achievement Required. You will receive shares of Common Stock for Performance Shares under this Performance Share Award only if Toro achieves Performance Goals for the Award Term established by the Committee and the Committee certifies in writing that the Performance Goals have been achieved. If the Performance Goals are not achieved, a portion or all of your Performance Shares will be canceled and you will receive no Common Stock for canceled shares.

c.             Performance Goals. The Performance Goals to be achieved with respect to the Award Term are corporate revenue of $<                  >, cumulative net income plus after-tax interest of $<                > and cumulative average net asset turns of <                > (the “Target Levels”).

2.                                       Number of Shares Delivered. If the Performance Goals are achieved at the Target Levels, you will receive                  shares of Common Stock (your “Target Payout”). If the Performance Goals are achieved at levels above or below the Target Levels, the number of shares of Common Stock you will receive will be increased or reduced, including to zero, in accordance with the matrix set forth in Exhibit A, which is attached to and forms a part of this Agreement, subject further to adjustment and proration as provided in the Plan and the Committee’s resolutions of                         . You may not receive a greater number of shares of Common Stock than your Maximum Potential Payout.

3.                                       Payment of Awards. Performance Shares payable to you will be paid solely in shares of Common Stock.

4.             Vesting and Cancellation Under Special Circumstances.

a.             Retirement, Death or Disability. If a Plan Participant retires, dies or becomes permanently disabled and unable to work prior to the end of an Award Term, but after the conclusion of not less than 33% of the Award Term, the Committee may, in its sole discretion, cause shares of Common Stock to be delivered with respect to the participant’s Performance Share Award, but only if otherwise earned and only with respect to the portion of the applicable Award Term completed at the date of such event, with proration based on full fiscal years only and no shares to be delivered for partial fiscal years. “Retirement” means termination of employment with the Company at age 55 or older and with a number of years of service to the Company that, when added together with the participant’s age, equals at least 65. The Committee shall consider the requirements of paragraph 3 .e.(i).(A) of the Plan and shall have the discretion to consider any other fact or circumstance in making its decision as to whether to deliver shares, including whether the participant again becomes employed. Shares shall be delivered only after the conclusion of the applicable Award Term in accordance with paragraphs 3.b., 3.c. and 3.d. of the Plan.

(i)   Non-compete. Notwithstanding the foregoing, if a Plan Participant retires prior to age 65, and within one year after the later of the date of that retirement or the date shares are delivered pursuant to paragraph 3 .e.(i) of the Plan, the Plan Participant (a) is employed or retained by or renders service to any organization that, directly or indirectly, competes with or becomes competitive with the Company, or if the rendering of such services is prejudicial or in conflict with the interests of the Company; or (b) violates any confidentiality agreement or agreement governing the ownership or assignment of intellectual property rights with the Company, or (c) engages in any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company, the Company may rescind or restrict the special vesting under paragraph 3.e.(i) of the Plan or withhold or have the right to the return of the economic value of the Performance Shares that vested under that paragraph; provided, however, that this provision shall not be applicable in the event of a Change of Control.

b.             Reassignment. If prior to the end of an Award Term, a Plan Participant is reassigned to a position with the Company (including a subsidiary or parent of the Company), and that position is not eligible to participate in the Plan, but the Plan Participant does not terminate employment with the Company, the Committee may, in its sole discretion, cause shares of Common Stock to be delivered with respect to the participant’s Performance Share Award, but only if otherwise earned and only with respect to the portion of the applicable Award Term completed at the date of such reassignment, based on full fiscal years only, with no shares to be delivered for partial fiscal years.

c.             Other Termination. In the event that a Plan Participant terminates employment with the Company other than by reason of retirement, death or disability as provided in paragraph 3 .e.(i) of the Plan, Performance Shares in such participant’s name that have not yet vested shall not vest and shall be canceled.

d.             Change of Control. Notwithstanding any other provision of this Agreement, all Performance Shares that have not yet vested shall vest and become immediately payable if there is a Change of Control of Toro, as defined in the Plan.

e.             Scale Back. The Committee may, in its discretion, cancel a portion of the Performance Shares covered by this Agreement prior to the conclusion of the Award Term, if the Committee determines that the Performance Goals for the Award Term cannot be achieved at the maximum levels established, in accordance with paragraph 3.e,(v) of the Plan.

5.                                       Dividends and Voting. You will have no rights as a stockholder with respect to Performance Shares unless and until Common Stock is issued in settlement of the Performance Share Award. Except as expressly provided in the Plan, no adjustments will be made for dividends or other rights for which the record date is prior to issuance of the Common Stock.

6.                                       Non-transferability. Neither your Performance Shares nor this Performance Share Award nor any interest in the shares or award may be anticipated, alienated, encumbered, sold, pledged, assigned, transferred or subjected to any charge or legal process, other than by will or the laws of descent and distribution, so long as the Performance Shares have not vested and shares of Common Stock have not been distributed in accordance with the Plan, and any sale, pledge, assignment or other attempted transfer shall be null and void.

7.                                       Successors and Heirs. This Agreement shall be binding upon and inure to the benefit of Toro and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of Toro’s assets and business. In the event of your death, any shares of Common Stock to which you may become entitled will be delivered to your heirs or personal representative in accordance with the terms of the Plan.

8.                                       Governing Law. This Agreement will be construed, administered and governed in all respects under and by the applicable laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement, the Plan, the award or the Performance Shares to the substantive law of another jurisdiction.

9.                                       Tax Withholding. Toro has the right to deduct from any award payment made under this Agreement or to require you to pay the amount of any federal, state or local taxes of any kind required by law to be withheld with respect to the grant, vesting, payment or settlement of an award under this Agreement, or to take such other action as may be necessary in the opinion of Toro to satisfy all obligations for the payment of such taxes. If Common Stock is withheld or surrendered to satisfy tax withholding, such stock will be valued at fair market value as of the date such Common Stock is withheld or surrendered. Toro may also deduct from any award payment any other amounts due by you to Toro.

10.           Miscellaneous. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan. In accordance with the Plan, all decisions of the Committee shall be final and binding upon you and Toro.

IN WITNESS WHEREOF, this Performance Share Award Agreement has been executed and delivered by Toro on the terms and conditions set forth above.

THE TORO COMPANY

Its: Chairman, President and CEO

I hereby agree to the terms and conditions of this Performance Share Award Agreement as a condition to the grant made to me.

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